CONTRIBUTION AGREEMENT

                                      Among

                          PRIME MEDICAL SERVICES, INC.,


                                PRIME RVC, INC.,


                       NEW YORK LASER MANAGEMENT, L.L.C.,


                                KEN MOADEL, M.D.,


                                       and

              KEN MOADEL, M.D., P.C. d/b/a NEW YORK EYE SPECIALISTS



                              --------------------


                            Dated as of April 1, 2000

043838.0019 AUSTIN  176405 v6



                             CONTRIBUTION AGREEMENT

     This Contribution Agreement (this "Agreement") is entered into to be effective as of April 1, 2000 (the "Effective Time"), among Prime Medical Services, Inc., a Delaware corporation ("PMSI"), Prime RVC, Inc., a Delaware corporation ("Prime"), Ken Moadel, M.D., P.C. d/b/a New York Eye Specialists, a New York professional corporation ("PC"), New York Laser Management, L.L.C., a Delaware limited liability company ("Newco") and Ken Moadel, M.D., an individual residing in New York, New York and the sole shareholder of PC ("Moadel").

The parties hereto agree as follows:

                                    ARTICLE I

                         Agreement of Purchase and Sale

         1.1 Agreement. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, (a) Prime agrees to purchase from Moadel, as of the Effective Time, by payment of $8,871,619 (the "Purchase Price"), an undivided sixty-five percent (65%) interest in (i) all of the Assets (as hereinafter defined) and (ii) the business conducted with the Assets, which business consists of providing space, equipment, non-professional personnel and certain administrative services on a turn-key basis to professional providers of Refractive Surgery (as hereinafter defined), including, without limitation, initially providing such accommodations on an exclusive basis to the Refractive Surgery practice of Moadel and PC in accordance with the terms set forth in this Agreement and that certain office and equipment use agreement (the "Office and Equipment Use Agreement") among Newco, Moadel and PC in the form attached hereto as Exhibit A (collectively, the "Assets Related Business"); (b) Prime agrees to contribute to Newco, as of the Effective Time, the undivided sixty-five percent (65%) interest in the Assets and the Assets Related Business purchased by Prime, and will receive a sixty-five percent (65%) ownership interest in Newco; and (c) Moadel agrees to contribute, as of the Effective Time, the remaining undivided thirty-five percent (35%) interest in the Assets and the Assets Related Business to Newco. The parties agree that:

                  (y) immediately prior to the Closing (as hereinafter defined), all of the outstanding membership interests of Newco shall be owned by Moadel, and, immediately after the Closing, Prime shall own sixty-five percent (65%) of all of the outstanding membership interests of Newco and Moadel shall own thirty-five percent (35%) of all of the outstanding membership interests of Newco; and

                  (z) prior to or at the Closing, Prime and Moadel shall have executed the limited liability company agreement, in the form attached hereto as Exhibit B, and any other organizational documents of Newco (collectively, the "Organizational Documents").

         1.2  Closing.  The closing of the  purchase  and sale  contemplated  by
Section 1.1 (the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Frost Bank Plaza, 816 Congress Avenue, Austin, Texas 78701, or at such other location as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Assets. As used in this Agreement, the term "Assets" shall mean and include all of the items listed on Schedule 1.3(a) attached hereto, and, without duplication, all Permits (as hereinafter defined) for which transfer to Newco is not prohibited under applicable law, all business records (excluding medical records) of Refractive Surgery and the business conducted by PC and Moadel prior to the Closing Date, cash of at least $325,000 (for purposes of satisfying Assumed Liabilities after the Closing), any and all rights of PC or Moadel under leases (including rights to receive returns of deposits under such leases) or contracts listed on Schedule 1.3(a), the goodwill related to the business conducted by PC and Moadel prior to the Closing Date (excluding the Refractive Surgery Business, as hereinafter defined), the name "New York Eye Specialists" and all likenesses thereof, and all of the related business benefiting PC or Moadel prior to the Closing Date (excluding the Refractive Surgery business). Each of PC and Moadel hereby represents and warrants that the Assets include all property and assets, real, personal and mixed, tangible and intangible, including, without limitation, leases and contracts, equipment, instruments, computer software used in connection with the equipment or instruments, Permits, personal property, furniture, business records and other assets that are used primarily in or are materially relied on for the Assets Related Business conducted by PC and Moadel prior to the Closing. Notwithstanding the foregoing, the following shall not be "Assets" and shall be retained by PC and/or Moadel:

                  (a) all of the business of PC and Moadel which, by applicable law, may only be performed by a licensed medical professional, or an entity owned exclusively by licensed medical professionals (the "Refractive Surgery Business");

     (b) all activities that constitute the practice of medicine;

                  (c) the books of account and record books of PC and the Business (complete and accurate copies of which, insofar as they relate to the Assets Related Business during the calendar years 1998, 1999 and 2000, up to and including the Closing Date, shall have been provided to Prime on or before the Closing Date);

                  (d)      PC's and Moadel's rights under this Agreement;

                  (e) any asset that (i) is neither used in, nor relied on for, the business conducted by PC and Moadel prior to the Closing (excluding the Refractive Surgery Business and the practice of medicine) and (ii) is set forth on Schedule 1.3(d) attached hereto;

                  (f) all cash and accounts receivable, but this exclusion shall not in any way limit the requirement that the Assets include cash of $325,000 or any obligation Moadel or PC may have under the Office and Equipment Use Agreement; and

                  (g) any medical or clinical records (although the parties acknowledge that Newco may from time to time have physical possession of such records).

         As used in this Agreement, the "Business" shall mean the Assets Related Business and the Refractive Surgery Business, collectively. As used in this Agreement, "Refractive Surgery" shall mean, collectively, any current and/or future surgical procedures intended to correct refractive error, including, without limitation, myopia, hyperopia, presbyopia or astigmatism of the eye. Notwithstanding anything in this Agreement to the contrary, "Refractive Surgery" shall not include any specific procedure that, at the time the procedure is to be performed, is required in the exercise of a physician's independent professional judgment as to the individual patient to be performed in an operating room approved by the American Association of Ambulatory Surgical Centers or Joint Commission on Accreditation of Healthcare Organizations (or any similar or successor accreditation board or body) with the capability of general anesthesia, in each instance within either an ambulatory surgical center or acute care hospital that is, in either case, licensed pursuant to Article 28 of the New York Public Health Law (provided, however, that if this sentence would exclude from "Refractive Surgery" any surgical procedure included in "Refractive Surgery" at the Effective Time, then the parties to this Agreement will work together to restructure the operating mechanics of their relationship in a manner that allows the operations of the Business to comply with such regulatory change and also preserves the economic benefits of each of the parties, including PC and Moadel, arising under this Agreement and the other Transaction Documents, as such term is hereinafter defined, giving due consideration to any recoupment of a party's investment hereunder or opportunity therefor).

         1.4 Assumed Liabilities. PC and Moadel each agree that, at the Closing, Newco shall assume the following (collectively, the "Assumed Liabilities"): (a) those lease or other contract obligations that are executory in nature and arise after the Effective Time under leases or contracts that are (i) specifically named or described on Schedule 1.3(a) and (ii) denoted on Schedule 1.3(a) as having the related obligations assumed by Newco to the extent described in this Section, (b) those lease or other contract obligations that are executory in nature and arise after the Effective Time under those certain agreements between VISX, Incorporated and Moadel that are (i) specifically named or described on
Schedule  3.12  and  (ii)  denoted  on  Schedule  3.12  as  having  the  related obligations assumed by Newco to the extent described in this Section (collectively, the "VISX Agreements"), (c) those trade payables on open account owed to unrelated third parties and accrued expenses less than ninety (90) days old (including, without limitation, salary and benefits) that were, in each case, incurred or accrued in the ordinary course of business after the Effective Time, and (d) those salaries and benefits arising between the Effective Time and the Closing Date and attributable to employees of Moadel or Seller that are hired or employed by Newco on or after the Closing Date. From and after the Closing Date, Newco shall be solely responsible for the Assumed Liabilites. The parties specifically agree that Newco will have no responsibility, liability or obligation whatsoever for (x) those obligations under such leases or contracts which accrued prior to the Effective Time, (y) any breaches or defaults thereunder which occurred or were alleged to have occurred prior to the Closing Date or (z) trade payables not included in the definition of "Assumed Liabilities" above.

         PC and Moadel each agree that, except for the Assumed Liabilities, any and all debts, liabilities, and obligations of PC or Moadel, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, any taxes arising from the transactions contemplated by this Agreement and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to PC, Moadel or the Business) shall remain the sole responsibility of PC or Moadel (whichever owed such debt, liability or obligation), and each covenants to pay promptly and otherwise fulfill all such debts, liabilities or obligations as and when the same become due (unless contested in good faith). Without limiting the foregoing, each of PC and Moadel specifically acknowledges and agrees that none of PMSI, Prime, any affiliate of PMSI or Prime, and (except for Assumed Liabilities) Newco shall assume any claims, debts, liabilities or obligations whatsoever of PC or Moadel, including, without limitation, those related to or arising out of or under any claim or other action disclosed on Schedule 3.13.

         1.5 Payment and Allocation of Purchase Price. Prime agrees to pay the Purchase Price to PC at the Closing by check, money order or wire transfer of funds, at PC's option. The Purchase Price will be allocated among the Assets in accordance with Schedule 1.5 attached hereto.

                                   ARTICLE II

                Representations and Warranties of PMSI and Prime

         PMSI and Prime hereby represent and warrant to Moadel and PC, jointly and severally, that each of the following matters is true and correct in all respects as of both the Effective Time and the Closing Date (with the understanding that Moadel and PC are relying materially on such representations and warranties in entering into and performing this Agreement and each of the other contracts, documents, instruments or agreements to be entered into in connection with or as contemplated by this Agreement, all of which, including this Agreement, are collectively referred to as the "Transaction Documents") and which shall survive the Closing:

         2.1 Due Organization and Principal Executive Office. Prime is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted. PMSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of PMSI's and Prime's principal executive offices are located at 1301 Capital of Texas Highway, Austin, Texas 78746.

         2.2 Due Authorization. Each of PMSI and Prime has full corporate power and authority to enter into and perform this Agreement and each Transaction Document required to be executed by it in connection herewith. With respect to each of PMSI and Prime, this Agreement and each Transaction Document required herein to be executed by it has been duly and validly authorized, executed and delivered by it, and the terms and provisions of this Agreement and each such Transaction Document constitute the valid, binding and enforceable obligations of it. With respect to each of PMSI and Prime, the execution, delivery, and performance of this Agreement and each Transaction Document required herein to be executed by it will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to it or its properties (provided, however, that any representation or warranty by Prime or PMSI with respect to any laws regulating or legislating the provision of healthcare or the practice of medicine shall be limited to the actual knowledge possessed by Prime and PMSI on the Closing Date), (b) violate or conflict with, or permit the cancellation of, any agreement to which it is a party or by which it or its properties are bound,
(c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, it or (d) violate or conflict with any provision of its organizational documents. Except for the filing requirements of PMSI arising under the Securities and Exchange Act of 1934, no action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required by either of PMSI or Prime in connection with the execution, delivery or performance of this Agreement or any Transaction Document.

         2.3 Brokers and Finders. Neither PMSI nor Prime has engaged, or caused to be incurred any liability to, any finder, broker, or sales agent (and neither has paid, or will pay, any finder's fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

         2.4 Claims and Proceedings. Neither PMSI nor Prime is a party to any claims, actions, suits, proceedings, or investigations, at law or in equity, before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality which seeks to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof; and, to the knowledge of PMSI and Prime, no such claim, action, suit, proceeding or investigation is threatened.

         2.5      Investment Representations.  Each of PMSI and Prime:
                  --------------------------

                  (a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

     (b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Newco;

                  (c) Will acquire any Newco interests for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act, the Texas Securities Act, as amended, and it does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell its Newco interests, or any part thereof or interest therein, and it has no present intention of dividing the Newco interests with others or reselling or otherwise disposing of the Newco interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

                  (d) In connection with entering into this Agreement and each of the other contracts, documents, instruments or agreements to be entered into in connection with or as contemplated by this Agreement (all of which are collectively referred to as the "Transaction Documents") to which it is a party, and in making the investment decisions associated therewith, it has neither received nor relied on any representations or warranties from Newco, Moadel, PC, the affiliates of Moadel or PC, or the officers, directors, shareholders, employees, partners, members, agents, consultants, personnel or similarly related parties of Moadel or PC, other than those representations and warranties contained in this Agreement and the other Transaction Documents;

                  (e) Is able to bear the economic risk of an investment in the Newco interests and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

                  (f) Acknowledges that the Newco interests have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Newco interests involves a high degree of risk, and that the Newco interests are an illiquid investment.

                                   ARTICLE III

                 Representations and Warranties of PC and Moadel

         Moadel and PC hereby represent and warrant to Prime, jointly and severally, that each of the following matters is true and correct in all respects as of both the Effective Time and the Closing Date (with the understanding that Prime is relying materially on each such representation and warranty in entering into and performing this Agreement), and which shall survive the Closing.

         3.1 Due Organization. PC is a professional corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has full power and authority to carry on its business as now conducted and as proposed to be conducted. PC is qualified to do business and is in good standing in every jurisdiction where such qualification is required for the conduct of the Business as conducted on the Closing Date. As of the Closing Date, Moadel is the sole holder of all equity ownership interests in PC, after assuming the conversion, exercise or exchange of any and all rights or securities that are convertible into, or exercisable or exchangeable for, equity ownership interests in PC.

         3.2 Subsidiaries. PC does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, limited liability company, association, joint venture, trust, or other entity.

         3.3 Due Authorization. Each of PC and Moadel has full power and authority to enter into and perform this Agreement and each Transaction Document required to be executed by PC or Moadel in connection herewith. The execution, delivery, and performance of this Agreement and each such Transaction Document has been duly authorized by all necessary action of PC, its directors, its officers and its shareholders. This Agreement and each such Transaction Document has been duly and validly executed and delivered by PC and Moadel and constitutes a valid and binding obligation of PC and Moadel, enforceable against each of them in accordance with its terms. Except as set forth on Schedule 3.3, the execution, delivery, and performance of this Agreement, and each Transaction Document required herein to be executed by Moadel and/or PC do not (a) violate any federal, state, county, or local law, rule, or regulation applicable to PC, Moadel, the Business or the Assets, (b) violate or conflict with, or permit the cancellation of, any agreement to which PC or Moadel is a party, or by which PC, Moadel or their properties are bound, or (except as expressly set forth herein or in the other Transaction Documents) result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of Moadel or PC, or any indebtedness secured by the property of Moadel or PC, or (d) violate or conflict with any provision of the organizational documents of PC. No action, consent, waiver or approval of, or filing with, any federal, state, county or local governmental authority is required by Moadel or PC in connection with the execution, delivery, or performance of this Agreement (or any Transaction Document).

         3.4 Financial Statements. The unaudited balance sheet and income statement for the Business as of and for the year ended December 31, 1999, and the unaudited balance sheet and income statement for the Business as of and for the period beginning on April 1, 1999, and ending on March 31, 2000 (the "Balance Sheet Date") are attached hereto as Exhibit C (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as specifically noted therein or in Schedule 3.4) and fairly present in all material respects the financial position and results of operations of the Business as of the indicated dates and for the indicated periods. Except for Assumed Liabilities and liabilities set forth on Schedule
3.4 attached hereto, as of the Closing Date, neither PC nor Moadel has any claims, debts, liabilities, or obligations related to the Business or the Assets, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, any taxes arising from the transactions contemplated by this Agreement and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to PC, Moadel, the Assets or the Business). Except as set forth in Schedule 3.4 hereto, since the Effective Time there has been no material adverse change in the Assets, the Business or the results of operations of the Business.

         3.5  Conduct  of  Business;  Certain  Actions.  Except  as set forth on
Schedule 3.5 attached hereto, since the Balance Sheet Date, PC and Moadel have conducted the Business in the ordinary course and consistent with past practices and have not (a) increased the compensation of any employees, agents, contractors, vendors or other parties, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of PC or Moadel, (b) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price or book value for such asset (or group of related assets) exceeded $10,000, (c) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible, (d) amended its organizational documents, (e) made or paid any severance or termination payment to any director, officer, employee, agent, contractor, vendor or consultant, (f) made any change in its method of accounting, (g) made any investment or commitment therefor in any person, business, corporation, association, partnership, limited liability company, joint venture, trust, or other entity, (h) amended, terminated or experienced a termination of any material contract, agreement, lease, franchise, or license to which it is a party, (i) entered into any other material transactions except in the ordinary course of business, (j) changed the standard, undiscounted per procedure fee generally charged to patients, which is $2,250 at the time of Closing, (k) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses
(a)-(j) of this Section, (l) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (m) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of its employees, (n) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, it, or (o) changed or suspended its procedures for collecting accounts receivable and paying its accounts payable.

         3.6 Assets; Licenses, Permits, etc. The Assets include all property and assets, real, personal and mixed, tangible and intangible, including, without limitation, leases and contracts, equipment, instruments, computer software used in connection with the equipment or instruments, Permits, personal property, furniture, business records and other assets that are used primarily in or are materially relied on for the Assets Related Business conducted by PC and Moadel prior to the Closing. Except as set forth on Schedule 3.6(a), PC has good and marketable title to all of the Assets, free and clear of all liens, security interests, claims, rights of another, and encumbrances of any kind whatsoever. The Assets are in good operating condition and repair, subject to ordinary wear and tear, taking into account the respective ages of the properties involved and are all that are necessary for the Assets Related Business conducted by PC and Moadel prior to the Closing. Attached hereto as Schedule 3.6(b) is a list and description of all federal, state, county, and local governmental licenses, certificates, certificates of need, permits, waivers, filings and orders held or applied for by PC or Moadel and used or relied on (or to be used or relied on) in connection with the Assets or the Business ("Permits"). PC and Moadel have complied in all material respects, and PC and Moadel are in compliance in all material respects, with the terms and conditions of any such Permits. No additional Permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the Business. No claim has been made by any governmental authority (and, to the knowledge of Moadel and PC, no such claim has been threatened) to the effect that a Permit not possessed by PC or Moadel is necessary in respect of the Business. Except as specifically noted on Schedule 3.6(b), no Permit is or will be adversely affected by the consummation of the transactions contemplated by this Agreement.

         3.7      Environmental Issues.

                  (a) For purposes of this Agreement, the term "environmental laws" shall mean all laws and regulations relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste, and any order related thereto.

                  (b) PC and Moadel have complied in all material respects with and obtained all authorizations and made all filings required by all applicable environmental laws. The properties occupied or used by PC or Moadel have not been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials in violation of any applicable environmental law, the violation of which could have a material adverse impact on the Business.

                  (c) Neither PC nor Moadel has received any notice from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any federal, state or local governmental authority for non-compliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or other material pertaining to the Business ("Citations") or any written notice from any private party alleging any such non-compliance; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such non-compliance.

         3.8 Intellectual Property Rights. There are no patents, trademarks, trade names, or copyrights, and no applications therefor, owned by or registered in the name of PC or Moadel or in which PC or Moadel has any right, license, or interest other than those disclosed on Schedule 3.8. Neither PC nor Moadel is a party to any license agreement, either as licensor or licensee, with respect to any patents, trademarks, trade names, or copyrights other than those disclosed on Schedule 3.8. Neither PC nor Moadel has received any notice that it is infringing any patent, trademark, trade name, or copyright of others.

         3.9  Compliance  with Laws. To the  knowledge of PC and Moadel,  PC and
Moadel have complied in all material respects, and PC and Moadel are in compliance in all material respects, with all federal, state, county, and local laws, rules, regulations and ordinances currently in effect and relating to the Business. No claim has been made or threatened by any governmental authority against PC or Moadel to the effect that any aspect of the Business fails to comply in any respect with any law, rule, regulation, or ordinance.

         3.10 Insurance. Attached hereto as Schedule 3.10 is a list of all policies of fire, liability, business interruption, and other forms of insurance (including, without limitation, professional liability insurance) and all fidelity bonds held by or applicable to PC or the Business at any time within the past three (3) years, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage, annual premium and claims asserted thereunder (regardless of whether resolved or whether benefits were paid). To the knowledge of PC and Moadel, no event directly relating to PC or the Business has occurred which will result in a retroactive upward adjustment of premiums under any such policies or which is likely to result in any prospective upward adjustment in such premiums. There have been no material changes in the type of insurance coverage maintained by PC or Moadel with respect to the Business during the past three (3) years, including without limitation any change which has resulted in any period during which PC or the Business had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy relating to the Business has been canceled within the last three (3) years and no threat has been made to cancel any insurance policy relating to the Business within such period.

         3.11 Employee Benefit Matters. Except as set forth on Schedule 3.11, neither PC nor Moadel maintains or contributes or is required to contribute to any "employee welfare benefit plan" (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended ("ERISA")) or any "employee pension benefit plan" (as defined in ERISA). Neither PC nor Moadel presently maintains or has ever maintained, or had any obligation of any nature to contribute to, a "defined benefit plan" within the meaning of the Code.

         3.12 Contracts and Agreements. Attached hereto as Schedule 3.12 is a list of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, all promissory notes, loan agreements, and other evidences of indebtedness, mortgages, deeds of trust, security agreements, pledge agreements, service agreements, and similar agreements and instruments and all confidentiality agreements) relating to the Business and to which PC or Moadel is a party or by which PC or Moadel or any of the Assets are bound, pursuant to which the obligations thereunder of any party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during any year during the term thereof, $25,000 or greater, or which are otherwise material to the Business (collectively the "Contracts" and individually, a "Contract"). Neither PC nor Moadel is, and, to the best knowledge of PC and Moadel, no other party thereto is, in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any Contract. Neither PC nor Moadel has waived any material right under any Contract, and no consents or approvals (other than those obtained in writing and delivered to Prime prior to Closing) are required under any Contract in connection with the consummation of the transactions contemplated hereby. Neither PC nor Moadel has guaranteed any obligation of any other person or entity insofar as it relates to the Business.

         3.13 Claims and Proceedings. Attached hereto as Schedule 3.13 is a list and description of all claims, actions, suits, proceedings, and investigations pending or, to the knowledge of PC and Moadel, threatened against PC or Moadel, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on Schedule 3.13 attached hereto, none of such claims, actions, suits, proceedings, or investigations will result in any liability or loss to PC or the Business which (individually or in the aggregate) is material, and PC and Moadel have not been, and PC and Moadel are not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or threatened against PC or Moadel to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

         3.14 Taxes. All federal, foreign, state, county, and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, "Taxes") returns, reports, and declarations of estimated tax (collectively, "Returns") which were required to be filed by PC (or Moadel with respect to the Business) on or before the date hereof have been filed within the time (including any applicable extensions) and in the manner provided by law, and all such Returns are true and correct in all material respects and accurately reflect the Tax liabilities of PC (or Moadel with respect to the Business). PC has provided Prime with true and complete copies of all returns filed for and during any tax period throughout PC's existence. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid or adequately accrued in the Financial Statements. The provisions for Taxes reflected on the balance sheet contained in the Financial Statements are adequate to cover all of PC's (and Moadel's with respect to the Business) estimated Tax liabilities for the respective periods then ended and all prior periods. As of the Closing Date, PC (and Moadel with respect to the Business) will not owe any Taxes for any period prior to the Closing which are not reflected on the Financial Statements, except for Taxes attributable to the operations of of the Business between the Balance Sheet Date and the Closing Date. Neither PC nor Moadel has executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Tax Actions") against PC or Moadel with respect to any Taxes owed or allegedly owed in respect of the Business. There are no tax liens on any of the assets of PC or the Assets. Proper and accurate amounts have been withheld and remitted by PC and Moadel from and in respect of all persons from whom either of them is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. Neither PC nor Moadel is a party to any tax sharing agreement.

         3.15 Personnel. Attached hereto as Schedule 3.15 is a list of names and current annual rates of compensation of the officers, employees or agents of PC or the Business who are necessary for the operation of the Business or who utilize (or are necessary for the utilization of) the Assets (collectively, the "Employees"). Except as set forth on Schedule 3.15, there are no bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable by PC or the Business to any Employees that are not fully and specifically reflected in the Financial Statements.
Schedule 3.15 attached hereto also contains a brief description of all material terms of employment agreements and confidentiality agreements to which PC (or Moadel with respect to the Business) is a party and all severance benefits which any director, officer, Employee or sales representative of PC (or Moadel with respect to the Business) is or may be entitled to receive. PC has delivered to Prime accurate and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments. There is no pending or threatened (i) labor dispute or union organization campaign relating to the Business, (ii) claims against PC or Moadel by any employees of PC (or Moadel with respect to the Business), or (iii) terminations, resignations or retirements of any employees of PC (or Moadel with respect to the Business). None of the employees of PC (or Moadel with respect to the Business) are represented by any labor union or organization. There is no unfair labor practice claim against PC (or Moadel with respect to the Business) before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or threatened against or involving PC (or Moadel with respect to the Business).

         3.16 Business Relations. Neither PC nor Moadel has any reason to believe and has not been notified that any supplier or customer of the Business will cease or refuse to do business with the Business in the same manner as previously conducted with the Business as a result of or within one (1) year after the consummation of the transactions contemplated hereby, to the extent such cessation or refusal might affect the Assets or the Business. Neither PC nor Moadel has received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used in the Business.

         3.17     This section intentionally omitted.

         3.18 Agents. Except as set forth on Schedule 3.18 attached hereto, PC (and Moadel with respect to the Business) has not designated or appointed any person (other than PC's employees, officers and directors) or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

         3.19 Indebtedness To and From Directors, Officers, Shareholders and Employees. No director, officer, shareholder, employee or affiliate of PC or Moadel has any indebtedness owed to it from Moadel or PC, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business and consistent with past practices associated with the Business. As of the Effective Time and the Closing Date all amounts due PC or Moadel from any of their (as applicable) directors, officers, employees or affiliates (or any of their family members) shall have been repaid in full.

         3.20 Commission Sales Contracts. Except as disclosed in Schedule 3.20 attached hereto, neither PC nor Moadel has an employment relationship with any individual, corporation, partnership, or other entity related to the Business whose compensation from PC or Moadel is in whole or in part determined on a commission basis.

         3.21 Certain Consents. Except as set forth on Schedule 3.21 attached hereto, there are no consents, waivers, or approvals required to be executed and/or obtained by PC or Moadel from third parties (including, without limitation, the spouse, if any, of Moadel) in connection with the execution, delivery, and performance of this Agreement or any other Transaction Documents").

         3.22 Brokers. Except for a certain fee or commission payable by Moadel to Nexus Health Capital, neither PC nor Moadel has engaged, or caused any liability to be incurred to, any finder, broker, or sales agent (and neither has paid, nor will pay, any finders fee or similar fee or commission to any person) in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby. Moadel and PC acknowledge and agree that the fee or commission payable to Nexus Health Capital is not an Assumed Liability, and none of PMSI, Prime or Newco shall have any obligation or liability whatsoever with respect to such fee or commission.

         3.23 Interest in Competitors, Suppliers, and Customers. Except as set forth on Schedule 3.23 attached hereto, neither PC nor any affiliate of PC (including, without limitation, Moadel), and to the knowledge of PC and Moadel, no director, officer, employee or affiliate of PC or any affiliate of any director, officer, employee or affiliate of PC, has any ownership interest in any competitor, customer or supplier of the Business (other than the ownership of securities of a publicly held entity of which it owns less than five percent (5%) of any class of outstanding securities) or any property used in the operation of the Business.

         3.24 Warranties. Except as set forth on Schedule 3.24, there have not been made any warranties or guarantees to third parties with respect to any products sold or services rendered in connection with the Business. Except as set forth on Schedule 3.24 attached hereto, no claims for breach of product or service warranties have ever been made with respect to products sold or services rendered in connection with the Business.

         3.25     Investment Representations.  Each of PC and Moadel:
                  --------------------------

                  (a) Is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with its execution of this Agreement and the consummation of the transactions contemplated hereby;

     (b) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Newco;

                  (c) Will acquire any Newco interests for its own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act, the Texas Securities Act, as amended, or the securities laws of any other state, and it does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell its Newco interests, or any part thereof or interest therein, and it has no present intention of dividing the Newco interests with others or reselling or otherwise disposing of the Newco interests or any part thereof or interest therein either currently or after the passage of a fixed or determinable amount of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance;

                  (d) In connection with entering into this Agreement and each of the other contracts, documents, instruments or agreements to be entered into in connection with or as contemplated by this Agreement (all of which are collectively referred to as the "Transaction Documents") to which it is a party, and in making the investment decisions associated therewith, it has neither received nor relied on any representations or warranties from Newco, PMSI, Prime, the affiliates of PMSI or Prime, or the officers, directors, shareholders, employees, partners, members, agents, consultants, personnel or similarly related parties of PMSI or Prime, other than those representations and warranties contained in this Agreement and the other Transaction Documents;

                  (e) Is able to bear the economic risk of an investment in the Newco interests and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur; and

                  (f) Acknowledges that the Newco interests have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in the Newco interests involves a high degree of risk, and that the Newco interests are an illiquid investment.

                                   ARTICLE IV

                                    Covenants

         4.1 Use of Name. Except to the extent allowed under the limited license contained in the Office and Equipment Use Agreement, each of Moadel and PC agrees that, following the Closing Date, it will cease using the name "New York Eye Specialists" or any words or phrases which are deceptively similar to such name.

         4.2 Cooperation Relating to Financial Statements. Each of PC and Moadel agrees to cooperate with Prime, at PC's expense, in the preparation of any financial statements of PC which Prime or its affiliates may be required by any applicable law to prepare.

         4.3 Action by Owners. Moadel agrees to vote any interest it owns in PC, and to take such other actions as may be necessary in his capacity as the sole director and sole shareholder of PC, to authorize and direct PC to perform all of its obligations under this Agreement and under the Organizational Documents and other Transaction Documents to which PC is a party. Furthermore, Moadel and PC each agree that, until such time as neither of them owns any direct or indirect ownership interest in Newco, neither of them will, without obtaining the prior written consent of Prime, which consent may be withheld in Prime's sole and absolute discretion, (i) authorize the issuance of any additional capital stock or other ownership interest in PC or (ii) transfer, assign, pledge, hypothecate, or in any way alienate any capital stock of PC, or any interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of Prime. Any purported transfer in violation of this Section shall be void ab initio without any action by any party, and shall not operate to transfer any interest or title to the purported transferee. All evidences of ownership in PC, including, without limitation, all stock certificates, shall bear the following legend:

              "THE INTERESTS REPRESENTED HEREBY AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A CONTRIBUTION AGREEMENT AMONG THE COMPANY AND THE WITHIN NAMED PARTIES, AND ANY AMENDMENT THERETO. THE CONTRIBUTION AGREEMENT LIMITS THE USE OF THE INTERESTS REPRESENTED HEREBY AS COLLATERAL FOR ANY LOAN WHETHER BY PLEDGE, HYPOTHECATION OR OTHERWISE. A COPY OF THE CONTRIBUTION AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

         4.4 Public Statements and Press Releases. The parties hereto covenant and agree that, except as provided for hereinbelow, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other parties hereto as to the content and time of release of and the media in which such statements or announcement is to be made, provided, however, that the following shall not be a breach of this Section: (a) filings and disclosures required by the Securities and Exchange Commission, and
(b) announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release as long as such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other parties hereto, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other parties hereto. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. The provisions of this Section shall not limit or restrict any party's communications with its personal consultants or advisors, including, without limitation, its attorneys, accountants and financial advisors.

         4.5 Guaranty of PMSI. PMSI hereby unconditionally and irrevocably guarantees each of the payment and performance obligations of Prime hereunder and under each of the Transaction Documents. Without limiting the foregoing, PMSI agrees that if Prime shall default in any obligation to pay to PC or Moadel any amount then due and payable by Prime to PC or Moadel under Article I,
Article VI or Article VII hereunder, PMSI shall immediately pay such amount to PC or Moadel. PMSI hereby agrees not to require PC or Moadel to proceed against Prime or any other person or to pursue any other remedy before proceeding against PMSI under this guaranty.

         4.6 Earnout. In further consideration of the purchase of sixty-five percent (65%) of the Assets Related Business, Prime agrees to pay Moadel the amount (if any) specified below, in accordance with the provisions below. Any amounts payable pursuant to this Section are in addition to payment of the Purchase Price pursuant to Section 1.1, and no amount of the Purchase Price shall reduce amounts payable under this Section.

                  (a) The net income for Newco shall be calculated for the twelve consecutive calendar months ending on the one-year anniversary of the Closing Date, using the same methodology and principles reflected in the calculation of Base Net Income (as hereinafter defined) shown on Schedule 4.6 attached hereto (the "First Anniversary Net Income"). If the First Anniversary Net Income exceeds Base Net Income by at least twenty percent (20%), Prime agrees to pay Moadel an amount equal to the result obtained by (A) dividing the Purchase Price by five (5) and (B) multiplying such quotient by 9.75% (the "First Anniversary Earnout").

                  (b) The net income for Newco shall be calculated for the twelve consecutive calendar months ending on the two-year anniversary of the Closing Date, using the same methodology and principles reflected in the calculation of Base Net Income shown on Schedule 4.6 attached hereto (the "Second Anniversary Net Income"). To the extent that any one of the following requirements are met, Prime agrees to pay Moadel the respective amount determined as follows (the "Second Anniversary Earnout," and together with the First Anniversary Earnout, the "Earnout Payments"), with the understanding that a Second Anniversary Earnout, if any, will only be paid with respect to one of the following three alternatives, even if the requirements for more than one of the alternatives are satisfied:

                           (i) If Second Anniversary Net Income exceeds First Anniversary Net Income by at least twenty percent (20%) and a First Anniversary Earnout was due and payable in accordance with Section 4.6(a), then Prime agrees to pay to Moadel an amount equal to the result obtained by (A) dividing the Purchase Price by five (5) and (B) multiplying such quotient by 22.75%.

                           (ii) If (a) Second Anniversary Net Income exceeds First Anniversary Net Income by less than twenty percent (20%), (b) Second Anniversary Net Income exceeds Base Net Income (as hereinafter defined) by at least forty percent (40%), and (c) a First Anniversary Earnout was due and payable in accordance with Section 4.6(a), then Prime agrees to pay to Moadel an amount equal to the result obtained by
         (A) dividing the Purchase Price by five (5) and (B) multiplying such quotient by 22.75%.

                           (iii) If Second Anniversary Net Income exceeds Base Net Income by at least forty percent (40%) and a First Anniversary Earnout was not due and payable in accordance with Section 4.6(a), then Prime agrees to pay to Moadel an amount equal to the result obtained by
         (A) dividing the Purchase Price by five (5) and (B) multiplying such quotient by 32.50%.

                  (c) As used in this Agreement, Base Net Income shall mean the amount of $2,464,383, resulting from the calculations contained in Schedule 4.6 attached hereto and representing the estimated recurring net income from the Assets Related Business (on a stand alone basis) for the twelve (12) consecutive calendar months ending March 31, 2000, based on information available at the date of calculation and assuming all of the representations and warranties of PC and Moadel contained in this Agreement are true, complete and not misleading. The parties acknowledge and agree that the manner of calculation set forth on
Schedule 4.6 attached hereto reflects the agreed upon means of calculating Base Net Income (subject to exclusions/additions described below in subsection (d)).

                  (d) The parties agree that, notwithstanding any provision of this Agreement to the contrary, (i) the revenues, income, costs, and expenses (including, without limitation, startup and transaction costs, legal and accounting costs and fees, and applicable financing costs) resulting from or attributable to the acquisition and/or operation of any Existing Locations by Newco or Newco's subsidiaries shall be excluded from the calculation of the Earnout Payments and (ii) the revenues, income, costs, and expenses (including, without limitation, startup and transaction costs, legal and accounting costs and fees, and applicable financing costs), resulting from or attributable to the development and/or operation of any New Locations by Newco or Newco's subsidiaries shall be included in the calculation of the Earnout Payments. To the extent possible, the operating results from New Locations shall be incorporated into the calculation of the Earnout Payments in a manner consistent with the treatment on Schedule 4.6 of the operating results of PC existing immediately prior to the Effective Time, with appropriate departures to incorporate, among other items, non-recurring costs such as startup costs. The provisions of this subsection (d) shall not be construed to require any party, including Newco, to develop or acquire any Target Location.

                  (e) Prime shall calculate the First Anniversary Earnout within ninety (90) days of the end of the one-year anniversary of the Closing Date and shall calculate the Second Anniversary Earnout within ninety (90) days of the end of the two-year anniversary of the Closing Date. Within the applicable ninety (90) day period, Prime shall deliver to PC, via certified or registered U.S. Mail, a statement (the "Calculation Statement") showing calculation of the applicable Earnout Payment and the basis on which it was calculated in reasonable detail. If PC shall fail to receive a Calculation Statement within either ninety (90) day period, then PC shall promptly notify Prime in writing that the Calculation Statement has not been received, and Prime shall have an additional five (5) days following its receipt of such notice from PC, within which Prime may deliver the Calculation Statement without having been in default under this subsection (d). If Prime fails to deliver the Calculation Statement within such additional five (5) day period, and an Earnout Payment is required, Prime agrees to pay interest at PMSI's overnight funds investment rate on the amount of the Earnout Payment, charged from the first day following such addition five (5) day period until the day on which the Calculation Statement is delivered.

                  PC shall have thirty (30) days following its receipt of a Calculation Statement during which Newco and Prime agree to provide to Moadel and PC reasonable access to Newco's books and records. If PC shall fail to deliver an Objection Notice (as hereinafter defined) within such thirty (30) day period, then such failure shall constitute PC's acceptance of the respective Calculation Statement, which shall thereupon become conclusive and binding on all parties hereto, and shall not be subject to further review, challenge, or adjustment. During such thirty (30) day period, PC may deliver to Prime, via certified or registered U.S. Mail, a written notice of objection to the respective Calculation Statement (an "Objection Notice"), which Objection Notice shall set forth in reasonable detail PC's calculation of the Earnout Payment calculated therein, and PC's basis for objection, in which case the parties shall meet and in good faith attempt to resolve any disagreement within thirty
(30) days after Prime's receipt of the Objection Notice. If the parties are unable to resolve such disagreement within such time period, the disagreement shall be referred to a "Big Five" accounting firm selected by mutual agreement of PC and Prime, or if the parties cannot agree on such selection, then a "Big Five" accounting firm selected by lot, excluding those that have provided services to PC or Prime within the preceding twenty-four (24) months (the "Settlement Accountants"). The Settlement Accountants shall be directed to use their best efforts to reach a determination of the correct Earnout Payment (the "Audit Amount") within forty-five (45) days after such referral, and the Audit Amount shall be final and binding on the parties hereto, and shall not be subject to further review, challenge or adjustment. The costs and expenses of the services of the Settlement Accountants (the "Audit Costs") shall be allocated to and borne by each of Prime and Moadel pursuant to the following calculation. First, the Settlement Accountants shall calculate, for each of Prime and Moadel, the difference between such party's estimate of the Earnout Payment and the Audit Amount (for either party, expressed only as a positive number, the "Difference"). Next, each of Prime's and Moadel's share of the Audit Costs shall be determined by multiplying the Audit Costs by a fraction, the numerator of which shall be such party's Difference, and the denominator of which shall be the sum of the Differences of both parties. Notwithstanding the foregoing, if the Audit Amount exceeds Moadel's estimate, then Prime shall bear all Audit Costs, and if the Audit Amount is lower than Prime's estimate, then Moadel shall bear all Audit Costs. Prime shall pay any applicable Earnout Payment in cash to PC within fifteen (15) days following the conclusive determination of the amount of such Earnout Payment pursuant to this paragraph. With respect to any Earnout Payment that is being contested by the parties, Prime agrees to pay in cash to PC Prime's estimate of the required Earnout Payment (as shown in the respective Calculation Statement) within fifteen (15) days following Prime's receipt of the respective Objection Notice.

         4.7 Right of First Refusal. For so long as Moadel: (i) owns not less than thirty percent (30%) of all of the outstanding membership interests of Newco, or such lesser percentage as may result solely from the issuance by Newco of any new membership interests of Newco, whether as part of an acquisition by Newco or otherwise (whatever percentage may from time to time apply, the "Required Percent") and (ii) is performing the majority of his Refractive Surgery procedures at one of Newco's locations within the Restricted Area, PMSI, Prime or any affiliate thereof owning a membership interest in Newco (a "Prime Entity") shall be subject to the right of first refusal (the "Right of Refusal") specified as follows:

                  (a) If at any time, a Prime Entity proposes to transfer all or a portion of its outstanding membership interests of Newco to one or more third parties pursuant to an agreement with such third parties (a "Transfer"), then the Prime Entity shall give Moadel written notice of its intention to make the Transfer (the "Transfer Notice") which shall include all of the material terms of the intended Transfer.

                  (b) Moadel shall have an option for a period of twenty (20) days from the Prime Entity's delivery of the Transfer Notice to elect to purchase the membership interests described in the Transfer Notice upon substantially the same terms and conditions as set forth in the Transfer Notice. Acceptance of this Right of Refusal shall be in writing addressed to PMSI at the address provided for notice herein. If Moadel elects not to purchase the membership interests pursuant to this Section (or fails to respond during the 20-day period), the selling Prime Entity shall be free to consummate the Transfer to a third party only upon substantially the same terms and conditions as set forth in the Transfer Notice, but if Transfer has not been consummated prior to the expiration of six (6) months following Moadel's election not to purchase, all of the provisions of this Section shall again apply to any Transfer of such membership interests.

                  (c) The provisions of this Section shall apply to successive proposed Transfers, and application of the provisions of this Section to any particular Transfer shall not affect application of the provisions of this Section to subsequent Transfers; provided, however, that any proposed transfer by a Prime Entity to an affiliate or subsidiary of PMSI shall not be considered a "Transfer" for purposes of this Section 4.7.

         4.8 Key-Man Life Insurance. The parties agree that Newco shall maintain a key-man life insurance policy and a disability policy (the "Policies") on Moadel, each in a policy amount equal to or exceeding $10,000,000. Such Policies shall be maintained by Newco until Moadel no longer materially participates in the Assets Related Business as reasonably determined by the Managers. Prime agrees that it shall pay or reimburse Newco for any portion of the related premiums owing to coverages exceeding $10,000,000, and, with respect to such disability policy, any portion of the related premium in excess of $10,000.

         4.9 VISX Agreements. Moadel and PC each hereby agree to take any and all actions that may at any time after the Closing be necessary, including, without limitation, executing any document, instrument or agreement, in order to confer to Newco all benefits, economic or otherwise, arising under the VISX Agreements or any contract or agreement, whether written or oral, that replaces, supplements or amends any of the VISX Agreements.

                                    ARTICLE V

                              Conditions to Closing

         5.1 Prime's Conditions to Closing. Prime's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Prime in writing. Upon failure of any of the following conditions, Prime may terminate this Agreement:

                  (a) each of Moadel and PC shall have executed and delivered each of the Transaction Documents to which it is a party (including, without limitation, the Limited Liability Company Agreement of Newco attached hereto as Exhibit B), and shall have performed or complied in all respects with its agreements and covenants required by this Agreement or any other Transaction Document to have been performed or complied with by it prior to or at the Closing;

     (b) as of the Closing Date, the amount of cash included in the Assets and conveyed by Prime and PC to Newco shall be at least $325,000;

                  (c) since the Effective Time,  except as set forth on Schedule
3.4 hereto, there shall not have been any material adverse change in the condition (financial or otherwise) of the PC, the Assets or the Business (including, without limitation, any material change in the amount of Working Capital reasonably necessary to operate the Assets Related Business during any one-month period);

                  (d) each of the representations and warranties made by Moadel or PC in this Agreement or any other Transaction Document shall be true, correct and not misleading in any material respect; and

                  (e) each of  Moadel  and PC shall  have  delivered  such  good
standing   certificates,   officer  certificates,   and  similar  documents  and
certificates as counsel for Prime may have reasonably requested.

         5.2 Moadel's and PC's Conditions to Closing. Each of Moadel's and PC's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Moadel and PC in writing. Upon failure of any of the following conditions, Moadel or PC may terminate this Agreement:

                  (a) Prime shall have executed and delivered each of the Transaction Documents to which it is a party (including, without limitation, the Limited Liability Company Agreement of Newco attached hereto as Exhibit B), and shall have performed or complied in all respects with its agreements and covenants required by this Agreement or any other Transaction Document to have been performed or complied with by it prior to or at the Closing;

     (b) each of the representations and warranties made by Prime in this Agreement or any other Transaction Document shall be true, correct and not misleading in any material respect; and

                  (c)  Prime   shall   have   delivered   such   good   standing
certificates, officer certificates, and similar documents and certificates as counsel for Moadel and PC may have reasonably requested.

                                   ARTICLE VI

                            Indemnification of Prime

         6.1 Indemnification of Prime. Each of Moadel and PC agrees to indemnify and hold harmless Prime, each parent company, subsidiary and/or affiliate of Prime (including, without limitation, Newco) and each parent company, subsidiary, affiliate, shareholder, member, partner (or other owner), officer, director, manager, agent, employee and representative of any of the foregoing (collectively, the "Prime Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs"), including, without limitation, Indemnified Costs arising in connection with the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "Third-Party Action"), which any of the Prime Indemnified Parties may sustain, arising out of or related to
(a) any breach or default by Moadel or PC of any of the representations, warranties, covenants or agreements contained in this Agreement or any Transaction Document, (b) any claim, debt, obligation or liability of Moadel or PC, (c) any actual or alleged actions or omissions by Moadel, PC, or any of PC's directors, officers, shareholders, agents, employees, representatives, subsidiaries and/or affiliates occurring prior to the Closing Date (regardless of whether such Indemnified Costs are asserted at any time before or after the Closing Date), and (d) any actual or alleged actions or omissions by Moadel or PC occurring after the Closing that either were not made by Moadel or PC in its capacity as a director, officer or shareholder of Newco (as applicable), or, if made by Moadel or PC in such a capacity, constituted a breach of any fiduciary or other duty owed by Moadel or PC under applicable law or any Transaction Document.

                  For purposes of this  Section,  any decrease in the value of a
Prime Indemnified Party's ownership interest (if any) in Newco, as a result of the acts, omissions or circumstances described in clauses (a) through (d) of this Section, shall be deemed an Indemnified Cost, and such Prime Indemnified Party shall be entitled to indemnification hereunder in an amount equal to such decrease in value; provided further that, notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, neither Moadel nor PC may, and each hereby agrees not to, seek contribution, indemnification or reimbursement from Newco for any amount Moadel or PC is required to pay pursuant to this Article, regardless of whether Moadel or PC is entitled to contribution, indemnification or reimbursement under any Transaction Document, the organizational documents of Newco or applicable law.

                  The parties agree that indemnification may not be sought under this ARTICLE or ARTICLE VII on the basis that the structure of the transactions contemplated by this Agreement violate any federal, state, county, or local laws, rules, regulations or ordinances regulating or legislating the provision of healthcare or the practice of medicine. The parties also agree that recourse under this ARTICLE or ARTICLE VII shall not be the sole recourse of the parties against one another for a breach of the provisions of this Agreement or any other Transaction Document.

         6.2 Defense of Third-Party Claims. A Prime Indemnified Party shall give prompt written notice to Moadel, of the commencement or assertion of any Third Party Action in respect of which such Prime Indemnified Party shall seek indemnification hereunder. Any failure to so notify Moadel shall not relieve Moadel or PC from any liability that either may have to such Prime Indemnified Party under this Article except to the extent that the failure to give such notice materially and adversely prejudices Moadel. Moadel shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third-Party Action on such terms as it deems appropriate; provided, however, that:

     (a) The Prime Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such Third-Party Action;

                  (b) Moadel shall obtain the prior written approval of the Prime Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third-Party Action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Prime Indemnified Party;

                  (c) Moadel shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such Third-Party Action by each claimant or plaintiff to, and in favor of, each Prime Indemnified Party;

                  (d) Moadel shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Prime Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Action as to which Moadel fails to assume the defense within thirty (30) days; provided, however, that the Prime Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of Moadel, without the prior written consent of Moadel;

                  (e) Moadel shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Article to or for the account of the Prime Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Prime Indemnified Party has agreed in writing to reimburse Moadel for the full amount of such payments if the Prime Indemnified Party is ultimately determined not to be entitled to such indemnification; and

                  (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Action pursuant to this Article and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

                                   ARTICLE VII

                        Indemnification of Moadel and PC

         7.1 Indemnification of Moadel and PC. Prime agrees to indemnify and hold harmless Moadel, PC, each parent company, subsidiary and/or affiliate of PC (including, without limitation, Newco) and each parent company, subsidiary, affiliate, shareholder, member, partner (or other owner), officer, director, manager, agent, employee and representative of any of the foregoing (collectively, the "PC Indemnified Parties"), from and against any and all Indemnified Costs, including, without limitation, Indemnified Costs arising in connection with the commencement or assertion of any Third Party Action, which any of the PC Indemnified Parties may sustain, arising out of any breach or default by Prime of any of the representations, warranties, covenants or agreements contained in this Agreement or any Transaction Document.

                  The parties agree that indemnification may not be sought under this ARTICLE or ARTICLE VI on the basis that the structure of the transactions contemplated by this Agreement violate any federal, state, county, or local laws, rules, regulations or ordinances regulating or legislating the provision of healthcare or the practice of medicine. The parties also agree that recourse under this ARTICLE and ARTICLE VI shall not be the sole recourse of the parties against one another for a breach of the provisions of this Agreement or any other Transaction Document.

         7.2 Defense of Third-Party Claims. A PC Indemnified Party shall give prompt written notice to Prime of the commencement or assertion of any Third-Party Action in respect of which such PC Indemnified Party shall seek indemnification hereunder. Any failure so to notify Prime shall not relieve Prime from any liability that it may have to such PC Indemnified Party under this Article except to the extent that the failure to give such notice materially and adversely prejudices Prime. Prime shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third-Party Action on such terms as it deems appropriate; provided, however, that:

     (a) The PC Indemnified Party shall be entitled, at his or its own expense, to participate in the defense of such Third-Party Action;

                  (b) Prime shall obtain the prior written approval of the PC Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such Third-Party Action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the PC Indemnified Party;

                  (c) Prime shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such Third-Party Action by each claimant or plaintiff to, and in favor of, each PC Indemnified Party; and

                  (d) Prime shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the PC Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third-Party Action as to which Prime fails to assume the defense within thirty (30) days; provided, however, that the PC Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of Prime without the prior written consent of Prime.

                  (e) Prime shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Article to or for the account of the PC Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the PC Indemnified Party has agreed in writing to reimburse Prime for the full amount of such payments if the PC Indemnified Party is ultimately determined not to be entitled to such indemnification.

                  (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any Third-Party Action pursuant to this Article and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

                                  ARTICLE VIII

            Covenants Regarding Future Acquisitions and Developments

         8.1      Restrictions on Acquisitions and Development.
                  --------------------------------------------

                  (a) De Novo Development. Except as expressly provided below, each of PMSI, Prime, PC and Moadel agrees that, following the Closing Date, it will not, without obtaining the prior written consent of the other parties to this Agreement, directly or indirectly through any affiliate, except through Newco or one of its subsidiaries, develop or establish any office or premises (which does not include the acquisition of an existing office or premises, as to which Section 8.1(b) shall apply) that may be used by medical professionals (either directly or through practice entities) to perform Refractive Surgery (a "New Location"), anywhere within the Manhattan Borough of New York City or within five (5) miles of any Target Location (as hereinafter defined) that has been developed or acquired by Newco after the Closing Date (collectively, the "Restricted Area"). The parties acknowledge that Newco's development of any New Location requires the approval of Moadel (or his manager designee) pursuant to the terms of the Limited Liability Company Agreement of Newco.

                  (b) Acquisitions. Except as expressly provided below, each of PMSI, Prime, PC and Moadel agrees that, following the Closing Date, it will not, without obtaining the prior written consent of the other parties to this Agreement, directly or indirectly through any affiliate, except through Newco or one of its subsidiaries, acquire any existing office or premises that is used to a substantial extent by medical professionals (either directly or through practice entities) to perform Refractive Surgery (an "Existing Location"), anywhere within the Restricted Area. The parties acknowledge that Newco's development of any New Location requires the approval of Moadel (or his manager designee) pursuant to the terms of the Limited Liability Company Agreement of Newco.

     8.2   Additional   Qualifications,   Limitations.   In   addition   to  the
qualifications and limitations set forth elsewhere in this Article, the following shall apply:

                  (a) Notwithstanding the provisions of Section 8.1, any party shall be free to independently develop or acquire all or any portion of any New Location or Existing Location ("Target Locations") that is located entirely outside of the Restricted Area.

                  (b) No provision of this Article shall be construed to require any party to this Agreement to acquire or develop any Target Location and in no event shall Newco's acquisitions or development result in PMSI's owning, directly or indirectly, less than fifty-one percent (51%) of the total voting equity interests in a Target Location without the prior written consent of PMSI, but neither Moadel nor PC shall be in breach of this subsection (b) if an acquisition or development described herein is inadvertently consummated under the direction of Newco's managers;

                  (c) Notwithstanding the provisions of Section 8.1, any party shall be free to independently acquire all or any portion of the non-Refractive Surgery assets and business of any Target Location, regardless of whether it is in the Restricted Area, to the extent those assets and business are not significantly used by such Target Location for the conduct of Refractive Surgery or any business substantially the same as the Assets Related Business;

                  (d) Notwithstanding the provisions of Section 8.1, any party shall be free to independently acquire or (with respect to PMSI or Prime) merge with any Existing Business if, with respect to such Existing Business, (i) the prior twelve months' revenues that arose from Refractive Surgery in the Restricted Area comprise not more than ten percent (10%) of the total prior twelve months' revenues that arose from Refractive Surgery or (ii) the number of Refractive Surgery procedures done during the prior twelve months within the Restricted Area comprise not more than ten percent (10%) of the total number of Refractive Surgery procedures done during the prior twelve months.

         8.3 Exceptions. Notwithstanding the provisions of Section 8.1, the following acquisitions or developments of Target Locations located or to be located within the Restricted Area are permitted:

                  (a) The direct or indirect acquisition or development of a Target Location by either PMSI or Moadel independently if either (i) Newco is financially unable to acquire or develop such Target Location using its own financial resources (without requiring a guarantee or any other financial or credit assistance from Prime, PMSI, any subsidiary or affiliate of Prime or PMSI, or any Member of Newco) or (ii) with respect only to developments of New Locations, the other party was financially unable or elected not to contribute to Newco its proportionate share of the costs necessary fund the establishment and maintenance of such New Location, in each case, on or before the date reasonably specified pursuant to the affirmative vote or written consent of two of the three managers of Newco;

                  (b) The direct or indirect acquisition or development of a Target Location by any party independently if any manager of Newco that was not designated by such party or its affiliates pursuant to Newco's Limited Liability Company Agreement has previously voted against the acquisition or development of such Target Location; provided, however, that the exception contained in this subsection (b) shall not apply to any Target Location that is located within one
(1) mile from the location of the Newco premises; provided further, that no party shall instruct its designee to vote in favor of the acquisition or development of a Target Location to avoid the application of this subsection (b) if such party does not actually intend that Newco acquire or develop such Target Location, and the other party may seek damages pursuant to Section 11.12 of this Agreement for any such attempt to manipulate the provisions of this subsection
(b);

                  (c) The direct or indirect acquisition or development of a Target Location by PMSI, Prime or either of their affiliates if either Moadel or PC has previously terminated or materially breached any provision of this Agreement, the Limited Liability Company Agreement of Newco, the Office and Equipment Use Agreement or any Credit Document; or

                  (d) The direct or indirect acquisition or development of a Target Location by Moadel, PC or either of their affiliates if either PMSI or Prime has previously terminated or breached any provision of this Agreement, the Limited Liability Company Agreement of Newco, the Office and Equipment Use Agreement or any Credit Document.

         8.4      Credit Facilities.

                   (a) Acquisition Capital Line of Credit. PMSI, Newco, Moadel and PC (as applicable) each agree to execute, on or before the Closing Date (i) the Loan Agreement in substantially the form attached hereto as Exhibit D1 (the "Loan Agreement"), which provides for a term loan facility, in the maximum principal amount of $10,000,000 (the "Acquisition Line"), pursuant to which Newco shall be entitled, subject to the conditions and limitations contained in the Loan Agreement, to borrow funds, from time to time, in order to finance up to one hundred percent (100%) of the purchase price of an Existing Location being acquired (not developed) by Newco and (ii) the Assignment and Security Agreement in substantially the form attached hereto as Exhibit D2, securing Newco's obligations under the Loan Agreement. In connection with the Acquisition Line, Newco agrees to execute, and all parties hereto agree to vote their interests in Newco, if any, and to take such other action as may be necessary, to cause any entity through which Newco acquires or develops a Target Location (regardless of whether funded using the Acquisition Line) to execute, on or before each closing date of a Target Location acquisition or the commencement of development, a Promissory Note in substantially the form attached hereto as Exhibit D3 and an Assignment and Security Agreement in substantially the form attached hereto as Exhibit D4. In addition, if Newco is to obtain, through development or acquisition, directly or indirectly, a one hundred percent (100%) interest in any Target Location, Newco, then all parties hereto shall cause such Target Location to execute a security agreement, acceptable in form and substance to PMSI, granting to PMSI the highest available priority security interest in all of the assets of such Target Location.

                  (b) Notwithstanding anything herein to the contrary, PMSI's obligations to make each extension of credit pursuant to subsection (a) above are subject entirely and in all respects to PMSI's obtaining prior written approval from the bank syndication under its outstanding borrowing facilities. Each of the parties to this Agreement acknowledges and agrees that the assignment and security agreements, and security agreements, executed pursuant to this Section will be assignable, and that PMSI intends to make a collateral assignment for the benefit of one or more of its lenders. In addition, each of the parties to this Agreement agrees to take such action (including voting their interests in any entity) which may be necessary to ensure the filing and perfection of security interests required to be granted pursuant to this Section.

                  (c) Each of the PCs acknowledges and agrees that none of Prime, PMSI or any affiliate of either of them may be required to (i) except as expressly set forth in this Article VIII, extend any financing, credit facilities, guarantees or other credit enhancements to any PC or Newco or (ii) issue any of its capital stock (or rights to acquire its capital stock) in connection with the acquisition or development of a Target Location (provided, however, that Prime, PMSI or such affiliate may elect to issue its capital stock in connection with the acquisition or development of a Target Location by Newco or any of its subsidiaries, and any such issuance shall be treated for all purposes as a loan by PMSI to Newco pursuant to the Acquisition Line, in an amount equal to the fair market value of the capital stock issued on the date of issuance which, in the case of PMSI, shall equal the average of the NASDAQ closing "bid" prices for the ten (10) trading days immediately preceding the closing of the related acquisition or development).

                  (d) Each of PC and Newco acknowledges and agrees that Newco shall not distribute (or allow to be distributed) to its members, with respect to their respective membership interests, any cash or other property of Newco if, at the time of the proposed distribution, any amounts (whether principal or interest) are outstanding under the Credit Documents (as hereinafter defined); provided, however that this sentence shall not limit Newco's obligation to make Tax Distributions (as defined in Newco's Limited Liability Company Agreement) in the manner and to the extent contemplated in Newco's Limited Liability Company Agreement. Furthermore, each of the PC and Newco agrees that Newco, after making distributions to its members for tax purposes in the manner described in Newco's Limited Liability Company Agreement, shall pay all available cash flow to PMSI in payment of Newco's outstanding obligations, if any, under the Acquisition Line, irrespective of whether such payments exceed the minimum required payments under the Acquisition Line. For purposes of allocating such payments among any two or more of such outstanding obligations, such payments shall be allocated pro rata, based upon the respective balances of such obligations, unless (i) a greater portion of the payment is required to be paid toward a given obligation in order to prevent a default with respect to that obligation (but only to the extent necessary to prevent such a default) or (ii) majority of the managers of Newco elect to allocate the payments in a different manner (provided that Moadel's manager designee must have voted with the majority).

                  (e) All of the loan agreements, promissory notes, guarantees, security agreements, assignment and security agreements and other agreements, documents or instruments required to be executed by any party pursuant to this Section are hereinafter collectively referred to as the "Credit Documents."

     8.5 Automatic Termination. This entire Article shall terminate and become null and void automatically:

                  (a) If, subject to the right to cure provided in Section 9.7 of this Agreement, any party to this Agreement: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due, and one of the other parties, in good faith, determines that such event or condition could frustrate the operation of this Article or otherwise inhibit the delinquent party's ability to perform its obligations under this Agreement or any Transaction Document; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law"), or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon, or any claim against or affecting, any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party (the events described in this Section are hereinafter referred to as "Bankruptcy Events");

                  (b) If, at any time after the Closing, Moadel and any entity owned or controlled by Moadel, collectively own less than the Required Percent of the total outstanding membership interests of Newco (after assuming the conversion, exchange or exercise of any and all securities or rights convertible into, or exchangeable or exercisable for, ownership interests of Newco), unless and only to the extent a simple majority of Newco's managers consent in writing to the transaction(s) that caused the decrease in Moadel's and such other entities' percentage ownership of Newco; or

     (c) upon the expiration of the six (6) year period immediately following the Closing Date.

         Nothing in this Section 8.5 shall be construed as to terminate any obligation of Newco, PC or Moadel under the Acquisition Line and the related Credit Documents.

                                   ARTICLE IX

                                            Restrictive Covenants

         9.1 Confidentiality Agreement. Each of Moadel and PC agrees that it has been and may continue to be, through its relationship with Prime and Newco, exposed to confidential information and trade secrets pertaining to, or arising from, the business of Prime and/or each of Prime's present or future affiliates (which includes, without limitation, Prime, PMSI and each present or future affiliate or subsidiary of PMSI) (individually and collectively, "Discloser"), that such information and trade secrets are unique and valuable and that Discloser would suffer irreparable injury if this information or trade secrets were divulged to those in competition with Discloser. Therefore, each of Moadel and PC agrees to keep in strict secrecy and confidence, both during and after the period during which Prime owns any interest in Newco, any and all information concerning Discloser which it acquires, or to which it has access through its relationship with Discloser, that has not been publicly disclosed by Discloser or that is not a matter of common knowledge among Discloser's competitors (collectively, "Proprietary Information"). The Proprietary Information covered by this Agreement shall include, but shall not be limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of Discloser, marketing and other business and pricing strategies, and trade secrets of Discloser. Notwithstanding the foregoing, "Proprietary Information" shall exclude confidential information and trade secrets pertaining solely to or arising solely from the conduct of the Business prior to the Closing Date.

         Except with prior written approval of Discloser, each of Moadel and PC agrees that it will not: (i) directly or indirectly, disclose any Proprietary Information to any person except authorized personnel of Discloser or (ii) use Proprietary Information in any way, except as expressly contemplated otherwise in the Transaction Documents. Within forty-eight (48) hours of the time at which Moadel and PC no longer own any voting equity interests in Newco, whether the result of voluntary or involuntary disposition, each of Moadel and PC will deliver to Prime (without retaining copies thereof) all documents, records or other memorializations including copies of documents and any notes which it has prepared, that contain Proprietary Information or relate to Discloser's business, all other tangible Proprietary Information in its possession or control, and all of Discloser's credit cards, keys, equipment, vehicles, supplies and other materials that are in possession or under its control.

         The provisions of this Section shall not limit or restrict any party's communications with its personal consultants or advisors, including, without limitation, its attorneys, accountants and financial advisors.

         9.2 Exclusive Use. Except as expressly otherwise provided below, Moadel hereby agrees that, during the period of time (the "Restricted Period") beginning on the Closing Date and ending on the later of (a) the six-year anniversary of the Closing Date or (b) the first time at which Moadel and his affiliates no longer own any direct or indirect interest in Newco, he will perform, and will direct all other full-time, medically trained or licensed medical professionals under his direction or control to perform, all services related to Refractive Surgery only at the premises of, and using the equipment of, Newco. Furthermore, Moadel agrees that, for a period of six (6) years immediately following the Effective Time, Moadel shall devote Moadel's full business time and attention (in amounts generally consistent with the practices of Moadel prior to the Closing Date) to rendering professional ophthalmic and medical services in (i) Restricted Area or the immediate vicinity thereof or
(ii) or such area or areas in which Newco may in the future provide premises and equipment for Refractive Surgery including, without limitation, new premises being developed in Stamford and Greenwich, Connecticut (each, an "Other Location"). Furthermore, Moadel and PC agree that, as a condition to using Newco's premises and equipment, each medical professional employed by Moadel or PC that performs or intends to perform a majority of his or her Refractive Surgery procedures (or related medical services) using Newco's premises and equipment, whether in the Restricted Area or an Other Location, to sign an exclusive use agreement containing substantially similar provisions to those contained in this Section 9.2 and naming Newco as a beneficiary, except that the term shall end upon such employee's cessation of the use of Newco's premises and equipment (unless such employee is also an equity holder in Newco in which case a different term shall apply in accordance with applicable provisions of Newco's Limited Liability Company Agreement). Without limiting the provisions of the first sentence of this Section, the parties agree that the following activities by Moadel shall not (as long as they do not interfere with Moadel's devotion of his full business time and attention in the manner described above) be a violation of the second sentence of this Section: the devotion of a reasonable amount of time to charitable and community activities; and, the management of personal investments that are passive in nature, including, without limitation, Moadel's passive investment in Infinity Laser Centers, Inc. ("Infinity"), provided that Moadel cannot, despite any disclosure in any schedule to this Agreement, serve as a director, officer, employee, consultant or in any other similar capacity with respect to Infinity. Notwithstanding the provisions of this Section, the death or Disability of Moadel shall not be the basis of any breach or default of the provisions of this Section, but in the case of Disability performance shall be excused only for so long as the Disability exists. As used in this Agreement, Disability shall mean any incapacity or disability of Moadel giving rise to benefits under the disability insurance policy acquired by Newco pursuant to Section 4.8 hereof, or if no such policy is in effect, Moadel's having a mental or physical incapacity that reasonably prevents Moadel's resumption of the normal performance of his medical practice.

         9.3 Noncompetition. Except for the passive ownership by Moadel of an equity ownership interest in Infinity (which Moadel agrees may not be increased through a purchase of additional stock in Infinity by Moadel or his affiliates, despite any disclosure on any schedule to this Agreement), each of PC and Moadel, as a material inducement to PMSI and Prime to enter into this Agreement, hereby agrees that, at all times up until the expiration of two (2) full years immediately following the end of the Restricted Period, such party will not directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which it owns less than five percent (5%) of any class of outstanding securities), or as a principal, shareholder, agent, employer, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for its own benefit or for the benefit of any other person, corporation or other entity, without the prior written consent of each other party hereto, commit any of the following acts, which acts shall be considered violations of this covenant not to compete:

                  (a) Except through Newco or its subsidiaries, directly or indirectly engage in, or provide, anywhere within the Restricted Area or within a five (5) mile radius of any Other Location existing on or before the end of the Restricted Period, any services (other than services included in the practice of medicine) related to (i) the operating of premises used to provide Refractive Surgery, (ii) the manufacture, maintenance, refurbishing, repair, sale, or leasing of any equipment related to or necessary for the operating of premises used to provide Refractive Surgery, or (iii) providing any management services, training or consulting services related to any of the activities described in (i) or (ii);

                  (b) Except through Newco or its subsidiaries, directly or indirectly provide, anywhere within the Restricted Area, (i) premises, equipment and non-physician personnel for the performance of Refractive Surgery by physicians, (ii) the marketing, scheduling and management of Refractive Surgery (but excluding, with respect to Moadel, marketing, scheduling and management of patients for treatment by Moadel), (iii) the credentialing and scheduling of physicians to perform Refractive Surgery and (iv) the billing, collecting or accounting for the use of any such premises, equipment or non-physician personnel.

                  (c) Directly or indirectly request or advise any person, firm, physician, corporation or other entity having a business relationship with Newco or any of its subsidiaries, Prime, or any affiliate or related entity of any of them, to withdraw, curtail, or cancel its business with such person or entity; or

                  (d) Directly or indirectly hire any employee of Newco or any of its subsidiaries, Prime, or any affiliate or related entity of any of them, or induce or attempt to influence any employee of Newco or any of its subsidiaries, Prime or any such affiliate or related entity to terminate his or her employment with such person or entity.

         Furthermore, Moadel and PC agree that, as a condition to using Newco's premises and equipment, each full-time medical professional employed by Moadel or PC that performs or intends to perform a majority of his or her Refractive Surgery procedures (or related medical services) using Newco's premises and equipment, whether in the Restricted Area or an Other Location, to sign a non-compete agreement containing substantially similar provisions to those contained in this Section 9.3 and naming Newco as a beneficiary, except that, as long as such employee is not an equity owner in Newco (in which case the terms and provisions of the Newco's Limited Liability Agreement relating to transfers of Newco interests shall govern) (i) the term of the non-compete agreement shall end one year after such employee ceases its use of Newco's offices and equipment, and (ii) it shall not be necessary to include a provision requiring that such employee devote his or her full business time and attention to rendering professional opthalmic and medical services for any period of time or in any location.

         Each of PMSI and Prime hereby agrees that, at all times up until the expiration of two (2) full years immediately following the end of the Restricted Period, such party will not directly or indirectly, either for its own benefit or for the benefit of any other person, corporation or other entity, without the prior written consent of Moadel, hire any employee of Newco or any of its subsidiaries, or induce or attempt to influence any employee of Newco or any of its subsidiaries to terminate his or her employment with such person or entity

         9.4 Practice of Medicine. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, the provisions of this Article shall not be construed to require Moadel to perform Refractive Surgery at the premises of, or use the equipment of, Newco, if in the professional medical judgment of a reasonable ophthalmologist practicing Refractive Surgery, such use would be detrimental to Moadel's patients. Provided further, that this Agreement shall not apply to any Refractive Surgery or related services that are to be paid for, or reimbursed by, Medicare, Medicaid, Champus, or any other state or federal health care program, or in any instance where the operation of this Agreement would constitute a violation of applicable law.

         9.5 Compliance with Applicable Law. In accordance with Texas Business & Commerce Code Section 15.50 (the "Applicable Statutory Provision"), this Agreement hereby provides for the following:

     (a) Moadel shall not hereby be denied access to any list of Moadel's patients whom Moadel has seen or treated;

                  (b) Moadel shall not hereby be denied access to medical records of Moadel's patients upon authorization of the patient, and any copies of such medical records obtained or possessed by any of PMSI, Prime, PC or Newco shall be provided to Moadel for a reasonable fee as established by the Texas State Board of Medical Examiners under Section 5.08(o), Medical Practice Act (Article 4495b, Vernon's Texas Civil Statutes);

                  (c) access to any such list of patients or to any such patients' medical records referred to in (i) or (ii) above, shall not require such list or records to be provided in a format different than that by which such records are maintained, except by the mutual consent of Newco and Moadel;

                  (d) Moadel shall be entitled to buy out his performance of obligations arising under Sections 9.2 and 9.3 of this Agreement (but only such obligations as is necessary in order for this Agreement to comply with the Applicable Statutory Provision) for an amount equal to the Purchase Price, less any amounts paid pursuant to Section 9.7 hereof; provided, however, that in order for such buy out to be effective, Moadel must also convey or cause to be conveyed, free of any encumbrance, any equity interest in Newco held by either Moadel or PC; and

                  (e) Moadel shall not hereby be prohibited from providing continuing care and treatment to a specific patient or patients during the course of an acute illness.

         Moadel agrees that the buy out amount set forth in this Section is a reasonable price and represents a fair value for his performance of Moadel's obligations hereunder. Moadel and Prime have each elected to utilize such reasonable price in lieu of arbitration pursuant to the Applicable Statutory Provision.

         9.6 Restrictions Reasonable. Each party hereto has reviewed and carefully considered the provisions of this Article and, having done so, agrees that the restrictions applicable to it as set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome to it, and (c) are reasonably required for the protection of the interests of the other parties hereto for whose benefit such restrictions were agreed upon.

         9.7      Remedies.

                  (a) General. Each party agrees that a violation on its part of any applicable covenant contained in this Article or in Article VIII will cause the other parties hereto for whose benefit such restrictions were agreed upon irreparable damage for which remedies at law may be insufficient, and for that reason, it agrees that the other parties shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that the other parties may have, including, specifically, recovery of liquidated damages as provided below and any other additional damages.

                  (b) Liquidated Damages. Because of the difficulty of measuring economic losses to the other parties as a result of a material breach of any provision of this Article or Article VIII, each of Moadel and PC agrees that, in the event of such a breach by it, it shall be obligated to pay to Prime as liquidated damages (which damages are in addition to all other remedies provided for in this Agreement, or available to Prime or another party pursuant to arbitration hereunder) an amount determined by multiplying the Purchase Price by a fraction, the numerator of which is the difference between sixty (60) and the number of entire consecutive months passed after the Effective Time and prior to such breach, and the denominator of which is the number sixty (60).

                  (c) Before any remedy may be sought by any party under this Agreement with respect to a breach of the provisions of this Article or Article VIII, the breaching party shall be given thirty days following delivery of notice by the party asserting the breach (identifying such material breach) within which the breaching party may cure such material breach.

                                    ARTICLE X

                             Post Closing Agreements

         10.1 Transition of Business. Each of Moadel and PC agrees to cooperate fully with Prime and Newco in transitioning the Assets Related Business existing prior to the Closing, including the relationships maintained by Moadel and PC with respect to the Assets Related Business, to Newco after the Closing; and, each of Moadel and PC agrees not to take any action or make any disclosure, including disclosures related to the transactions contemplated by this
Agreement, which might alter or impair any relationship with any customer, or other service recipient, person or entity which did business with PC prior to the Closing. Each of Moadel and PC agrees to promptly remit to Newco any payments required to have been made under the Office and Equipment Use Agreement. Newco agrees that it shall, as of the Effective Time, employ each of the individuals listed on Schedule 3.15 attached hereto.

         10.2 Right of Set Off. Each of Moadel and PC agrees that Newco shall have rights of offset against distributions to it in respect of any ownership interest either of them may have in Newco at any time following the Closing, for any and all debts, obligations or liabilities that either of them may have to Prime, PMSI or any affiliate or subsidiary of PMSI, including, without limitation, any liability arising out of or relating to its obligations under
Section 6.1 of this Agreement, or other obligations owed under this Agreement or any other Transaction Document. Each of Moadel and PC hereby authorizes and directs Newco to, and hereby agrees that Newco is entitled to, withhold and pay such offset amounts to Prime and to take all other actions necessary to make such payment. Newco hereby agrees to promptly remit any and all such offset amounts to Prime upon request.

         Without limiting or adversely affecting the rights of Prime under this Section, and in order to secure full and prompt payment of the obligations of Moadel and PC under this Agreement and each other Transaction Document, each of Moadel and PC hereby grants to Prime a continuing security interest in and to distributions either of them may be entitled to receive at any time after the Closing in respect of any ownership interest held by either of them in Newco. In connection with the grant of a security interest contained in this Section, each of Moadel and PC agrees (i) to execute all documents, agreements, instruments and certificates, and to take such other actions, as are reasonably necessary in order to fully evidence and perfect such security interest, and (ii) except as expressly contemplated otherwise in Newco's Limited Liability Company Agreement, that it, for a period of five (5) years after the Closing, will not, without obtaining the express prior written consent of Prime in each instance, grant or assign to any person or entity rights of any nature in the distributions covered by the security interest granted in this Section, irrespective of whether such rights are to be senior or subordinate to the rights granted under this Section; provided, however, that clause (ii) shall not prohibit Permitted Transfers (as such term is defined in the Organizational Documents) of its ownership interest in Newco, as long as the transferee (A) executes a certificate acknowledging that such distributions with respect to the ownership interest transferred remain subject to the offset rights and security interest granted under this Section as though such transferee and it were one and the same person and (B) executes and consents to the filing of all documents, agreements, instruments and certificates, and takes such other actions, as are necessary in order to fully evidence and perfect such security interest.

         Each of Moadel and PC acknowledges and agrees that the rights and obligations contained in this Section shall remain attached to membership interests of Newco conveyed by it, regardless of whether the conveyance was permitted pursuant to the Organizational Documents and/or consented to by Prime. In addition, Prime may require any such transferee to execute an acknowledgment recognizing the applicability of the rights and obligations contained in this Section to the membership interest transferred.

         10.3 Ratification by Newco. Each of Prime, Moadel and PC agrees that by executing this Agreement it is deemed to be voting any ownership interests or management vote it may have in Newco (whether now or at any time after the Closing) to authorize Newco to enter into and perform this Agreement and each of the Transaction Documents to which Newco is a party, including, without limitation, the Office and Equipment Use Agreement. Each of Prime, Moadel and PC agrees to execute such resolutions and written consents, and take such other actions, in their capacities as owners of Newco, as any party shall reasonably require after the Closing to have Newco ratify and adopt this Agreement, notwithstanding the time of creation of Newco or the time of execution of the Organizational Documents.

         10.4 Post-Closing Capital Contributions. Without in any way limiting or qualifying the representation and warranty with respect to Working Capital contained in Section 3.17, all parties to this Agreement acknowledge and agree that no member of Newco, nor any other party, has any obligation after the Closing to make a capital contribution to Newco.

         10.5 Legend. On and after the Closing, each certificate or document representing Moadel's or PC's ownership of any of Newco's ownership interests, and each certificate or document that may be issued and delivered by Newco upon transfer of any such certificate, shall contain a legend conspicuously noted in substantially the following form:

         THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         IN ADDITION, SUCH INTERESTS MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH CERTAIN CONDITIONS SPECIFIED IN (I) A CERTAIN CONTRIBUTION AGREEMENT DATED EFFECTIVE AS OF APRIL 1, 2000, AND (II) THE COMPANY'S LIMITED LIABILITY COMPANY AGREEMENT, COMPLETE AND CORRECT COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                    ARTICLE X

                                  Miscellaneous

         11.1 Collateral Agreements, Amendments, and Waivers. This Agreement (together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

         11.2 Successors and Assigns. No party's rights or obligations under this Agreement may be assigned without the prior written consent of all parties hereto, except that Prime may assign its rights and obligations hereunder to any entity, more than fifty percent (50%) of the voting equity ownership interests of which is at the time owned, directly or indirectly, by PMSI. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding any contrary provision of this Agreement or any other Transaction Document, all of the parties agree that PMSI shall be free to effect a transfer, assignment or encumbrance of the ownership interests or assets of any of its direct or indirect subsidiaries other than Newco and Newco's direct or indirect subsidiaries (an "Upstream Transfer"), and that no Upstream Transfer shall give rise to or be subject to any rights or approval requirements that are applicable to a direct transfer of the membership interests or assets of Newco under this Agreement or any other Transaction Document.

         11.3 Expenses. Except as set forth in the following sentence, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its legal counsel and accountants. Notwithstanding the foregoing, up to $6,500 of the costs and expenses incurred by Prime that are associated specifically with the formation and documentation of Newco, including legal fees and expenses for drafting the Organizational Documents, shall be paid or reimbursed to Prime by Newco.

         11.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         11.5 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         11.6 Notices. Any notices required or permitted to be given under this Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when delivered personally or by courier service to the relevant party at its address as set forth below or (b) if sent by mail, on the third (3rd) day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

Prime:                              1301 Capital of Texas Highway
                                    Suite C-300
                                    Austin, Texas 78746
                                    Attention: President
                            Facsimile: (512) 314-4398

with a copy to:                     Mr. Timothy L. LaFrey
                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    816 Congress Avenue, Suite 1900
                                    Austin, Texas 78701
                            Facsimile: (512) 703-1111

PC:                                 New York Eye Specialists
                                    16 East 53rd Street, 5th Floor
                                    New York, New York  10022
                                    Attn:  Ken Moadel, M.D.
                            Facsimile: (212) 752-4730

Moadel:                    Ken Moadel, M.D.
                                    New York Eye Specialists
                                    16 East 53rd Street, 5th Floor
                                    New York, New York  10022
                            Facsimile: (212) 752-4730

with a copy to:                     Mr. Timothy Kahler
                                    Parker Chapin, LLP
                                    The Chrysler Building
                                    405 Lexington Avenue, 8th Floor
                                    New York, NY 10174
                            Facsimile: (212) 704-6288

         Each party may change its address for purposes of this Section by proper notice to the other parties.

         11.7 Survival of Representations, Warranties, and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

         11.8 Further Assurances. At, and from time to time after, the Closing, each party shall, at the request of another party, but without further consideration, execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and take such other action as such party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

         11.9 Construction, Knowledge and Materiality. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments. For purposes of this Agreement, whenever there are references to "material" or "materially," such terms shall be deemed to mean an economic impact exceeding $10,000 with respect to the fact or matter being referred to or described. As used herein, "day" or "days" refers to calendar days unless otherwise specified in each instance. When the term "knowledge" is used in this Agreement in reference to (i) Prime, it shall mean such items as are within the actual knowledge of Ken Shifrin, Brad Hummel, Teena Belcik and John Hedrick and (ii) PC, it shall mean such items as are within the actual knowledge of Moadel and any employee of PC who becomes an employee of Newco after the Closing. For purposes of this Agreement, when the term "affiliate" is used with respect to PMSI or Prime, it shall not include PC or Moadel, and when "affiliate" is used with respect to PC or Moadel, it shall not include PMSI or Prime.

         11.10 Other Agreements. Each party hereto agrees that any material breach by it of any of the terms and provisions of another Transaction Document to which it is a party shall also be deemed to have been for all purposes a material breach by it of this Agreement, and that any material breach by it of the terms and provisions of this Agreement shall also be deemed for all purposes to have been a material breach by it of all other Transaction Documents (excluding the Credit Documents) to which it is a party.

     11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         11.12 Arbitration. Any controversy between the parties regarding this Agreement or any other Transaction Document, any claims arising out of any breach or alleged breach of this Agreement or any other Transaction Document and any claims arising out of the relationship between the parties created hereunder shall be submitted to binding arbitration by all parties involved. In any arbitration proceeding pursuant to this Section, the prevailing party in such proceeding shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted. The arbitration proceedings shall be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (subject to the express provisions of this Section). The arbitration shall be conducted in Austin, Texas, but the arbitrator shall not have the right to award punitive or exemplary damages against either party.

         11.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

                            [Signature page follows]

                                SIGNATURE PAGE TO

                             CONTRIBUTION AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PMSI:                        Prime Medical Services, Inc.

                             -----------------------------------------------

                             Teena Belcik, Treasurer

Prime:                       Prime RVC, Inc.

                             -----------------------------------------------

                             Teena Belcik, Treasurer

Moadel:                      _______________________________________________

                             Ken Moadel, M.D.



PC:                          Ken Moadel,M.D.,P.C. d/b/a New York Eye Specialists



                             -----------------------------------------------

                             Ken Moadel, M.D., President

Newco:                       New York Laser Management, L.L.C.

                             -----------------------------------------------

                             Ken Moadel, M.D., as manager and as member


                             -----------------------------------------------

                             Teena Belcik, as manager and on behalf of
                                Prime as a member of Newco

                                CONSENT OF SPOUSE

                  The undersigned spouse of Ken Moadel, M.D. acknowledges on her own behalf that: I have read the foregoing Agreement and I know its contents. I am aware that by its provisions PC and my spouse grant Newco certain assets that may include community property, and that this Agreement further restricts my ability to later transfer any community property interest I may have in such assets or in my spouse's ownership interest in PC. I hereby approve of the provisions of the Agreement, including the contribution of my community property interest, if any, in the assets contributed to Newco by PC and my spouse, upon the terms and conditions described herein, and I further agree that any ownership interest in Newco, or any community property interest I may have therein, is subject to the provisions of Newco's Limited Liability Company Agreement restricting transfer thereof. I agree that I will take no action at any time to hinder operation of this Agreement or Newco's Limited Liability Company Agreement with respect to any ownership interest in Newco, or any interest therein.

                                     Signature:  ___________________________

                                     Printed Name:  ________________________

043838.0000  AUSTIN  176405 v4

                                    EXHIBITS

Exhibit A                  Office and Equipment Use Agreement
Exhibit B                  Limited Liability Company Agreement For Newco
Exhibit C                  Financial Statements
Exhibit D                  Credit Documents